77Q1(e)(1)

1.  Management Agreement between American Century
Municipal Trust and American Century Investment
Management, Inc., dated August 1, 2009
(filed electronically as Exhibit (d) (2)
to Post-Effective Amendment No. 57 to the
Registrant’s Registration Statement on
September 28, 2009, File No. 002-91229
and incorporated herein by reference).